Exhibit 99.1

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

TAMINCO CORPORATION 2013 LONG-TERM INCENTIVE PLAN

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Participant: Pascal Lebard

Grant Date: March 3, 2014

Per Share Exercise Price: $22.58

Number of Shares subject to this Option: 10,000

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Taminco Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Taminco Corporation 2013 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Non-Qualified Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

Section 1. The Plan. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

Section 2. Option Grant. The Company hereby grants to the Participant, as of the Grant Date specified above, a Non-Qualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

Section 4. Vesting; Exercise. Subject to the Participant’s continued service with the Company or its Subsidiaries through each applicable vesting date, this Option shall vest and become exercisable in three (3) pro-rata equal installments covering one-third (1/3) of the shares covered by the Option (rounded down to the next whole number of shares) on each of (a) the Grant Date, (b) the first anniversary of the Grant Date and (c) the second anniversary of the Grant Date, respectively; provided, however, that this Option shall immediately become fully vested and exercisable upon a Change in Control, subject to the Participant’s continued service on the date of such Change in Control. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date. Notwithstanding anything contained herein to the contrary, this Option shall cease vesting immediately as of the Participant’s termination of service with the Company and/or its Subsidiaries for any reason, and any portion of the Option that is not vested as of the date of the Participant’s termination of service for any reason shall terminate and expire as of the date of such termination. All decisions by the Board with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on the Participant. To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.9 of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.

Section 5. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant inter vivos and may be exercised during the lifetime of the Participant only by the Participant. If the Participant dies, the Option can be transferred to his or her heirs and shall thereafter be exercisable, during the period specified in Section 7 of this Agreement, by his or her heirs, executors or administrators to the full extent to which the Option was exercisable by the Participant at the time of his or her death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 6. Participant’s Service Relationship. Nothing in the Option shall confer upon the Participant any right to continue the Participant’s directorship or other service relationship with the Company or any of its Affiliates or interfere in any way with the right of the

Company or its Affiliates or stockholders, as the case may be, to terminate the Participant’s directorship or other service relationship with the Company or its Affiliates or to increase or decrease the Participant’s compensation at any time, subject to the terms and conditions of the Participant’s service agreement. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive any other grant of other Awards under the Plan in the future. The grant of the Option does not form part of the Participant’s entitlement to remuneration or benefits in terms of his directorship with the Company or any Subsidiary.

Section 7. Termination. In the event of the Participant’s termination of service for any reason, the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

Section 8. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 10. Participant’s Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement and the Plan.

Section 11. Modification of Rights. The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be impaired without the Participant’s consent. Notwithstanding the foregoing, this Agreement may not be modified or amended if such change would impair the rights of or have material adverse tax consequences for the Participant without the consent of the Participant.

Section 12. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 13. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 14. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 15. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 16. Enforcement. In the event the Company or any Participant institutes litigation to enforce or protect its rights under this Agreement or the Plan, each party shall be solely responsible for all attorneys’ fees, out-of-pocket costs and disbursements it incurs relating to such litigation and in no event shall any party be responsible for paying all or any part of any other party’s fees or expenses. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

Section 17. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 18. Acceptance of Option. If the Participant does not execute this Agreement within sixty (60) days following the Grant Date and thereby accept the terms and conditions of this Agreement and the Plan, then the Participant will be deemed to have declined the Option and the Option will be null and void (and the Participant will have no rights with respect thereto).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the date written under their signature.

TAMINCO CORPORATION

By:	/s/ Edward Yocum
Name:	Edward Yocum
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Date of signature: March 3, 2014

PARTICIPANT

/s/ Pascal Lebard
Pascal Lebard

Date of signature: March 3, 2014

Option Agreement Signature Page